CONSENT OF INDEPENDENT AUDITORS



We consent to the  incorporation by reference in the  Registration  Statement on
Form  S-8  dated  August 4, 1997  pertaining  to  the  BankAmerica   Corporation
1992 Management Stock Plan of our report dated January 14, 1997 with respect to the consolidated financial statements of BankAmerica Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                     /s/ ERNST & YOUNG LLP







San Francisco, California
August 1, 1997